EXHIBIT 10.12



STATE OF SOUTH CAROLINA

COUNTY OF GREENVILLE

                                                  LEASE AGREEMENT

     THIS LEASE, made and entered into this ____ day of July, 1994, to be effective from February 1, 1993, by and between UNION
WAREHOUSE & REALTY COMPANY, a North Carolina corporation (Lessor), and JOHN V. MOORE, a citizen and resident of Mecklenburg County, North Carolina (Lessee).

     1. Leased Premises. Subject to the terms and conditions hereinafter set forth, the Lessor does hereby let and lease unto the Lessee those certain premises located in the County of Greenville, State of South Carolina, and more particularly described as 213 N. Pleasantburg Drive, Greenville, South Carolina.

    2. Term. The term of this LEASE shall be for a period of five (5) years, commencing on the first (1st) day of February, 1993.

          2.1 No holding over after the regular termination of this LEASE shall be termed a renewal thereof, but shall be a tenancy at will, and such occupancy shall be subject to the same conditions and covenants (except for term) as herein set forth.

     3. Rental. Effective February 1, 1993, the base rental to be paid is the sum of THREE THOUSAND FIVE HUNDRED AND NO/100 DOLLARS per month for the period beginning February 1, 1993, and ending
January 31, 1998.

          3.1 In the event that the period of this LEASE shall begin on a day other than the first of the month, then a pro-rata portion of the monthly rental shall be paid upon occupancy and the first year period of this LEASE shall begin on the first of the month following such occupancy.

          3.2 During the term of this LEASE the Lessee shall make all payments due hereunder payable to Lessor at

                         115 Henderson Street
                         P. O. Box 1160
                         Monroe, North Carolina 28110

               or at such other address as Lessor may designate from time in writing to Lessee.

     4. Renewal Option. The Lessor hereby grants to the Lessee the option to renew or extend this LEASE for three (3) additional terms of five (5) years, beginning at the expiration of each successive term. Provided, however, that if the Lessee desires to exercise this option, it shall give to the Lessor written notice of such intention on or before ninety (90) days before the expiration of the term of this LEASE, or any renewal thereof. All of the terms and provisions of this LEASE shall apply to the renewal terms, except that at the beginning of each renewal period the rental shall be increased by the same percentage as the Cost of Living Index has increased from the Index as of the date of the beginning of occupancy by the Lessee. The Cost of Living Index shall be measured by the Consumer Price Index--U. S. City Average (1967=100) of the Bureau of Labor Statistics of the U. S. Department of Labor, if such index shall be in use, and if not, then by the index generally acceptable as being comparable thereto. Provided, however, the rental for the first five year renewal term shall not exceed $4,000.00 per month.

     5. Quiet Possession. The Lessor covenants that he is the lawful owner of the demised premises and has lawful authority to enter into this AGREEMENT with Lessee. The Lessor agrees that the Lessee shall enjoy said premises during said term free from the adverse claims of any person and enjoy peaceful and quiet posses-sion so long as Lessee pays the said rent and performs the other terms and conditions as herein agreed.

          5.1 The Lessee, at its own expense, shall comply with all rules, regulations and requirements of the State and City Governments or of the Government of the United States or of any of the Departments or Bureaus thereof applicable to the leased or demised premises for the prevention or abatement of nuisan-ces or other grievances arising out of the manner of the occupancy of said premises during said term.

     6. Taxes and Insurance. The Lessor shall pay all ad valorem taxes assessed against the demised premises, and will, at its own expense, cause the building and improvements located upon said property to be adequately insured against fire or other casualty. The Lessee will pay all extended coverage insurance premiums.

          6.1 If the building becomes uninsurable because of Lessee's occupancy and use of the premises, the Lessee shall immediately deposit with Lessor cash or other suitable security in an amount sufficient to protect Lessor's interests; otherwise, Lessor shall have the right to immediately terminate this LEASE and take possession of the premises, giving three days' written notice to Lessee of his intention to do so.

          6.2 The Lessee shall provide for all hazard insurance on its own contents, furniture, fixtures and equipment located in the leased premises.

          6.3 The Lessee shall pay all personal property taxes on property owned by it and located in the leased premises.

     7. Utilities. During the term of this LEASE, the Lessee will pay for all electricity, heat, water and sewer charges, to the extent that such charges are metered to the demised premises.

     8. Maintenance. The Lessor agrees, at his expense, to main-tain and keep in good repair the roof, principal structural mem-bers, and exterior walls of the building upon the demised premises, and to make any repairs necessitated by defects in the original construction of the building located upon the demised premises. The Lessee agrees to make all other repairs, except repairs to the roof and exterior walls of the building, including repairs to the air conditioning, plumbing, heating, electrical wiring systems, and appliances, painting, glass and all equipment located in the build-ing, and to keep the same in good condition and state of repair. Provided, however, that the Lessee shall make all repairs which are to be made by the Lessor under this Paragraph if such repairs are occasioned by or through the negligence of the Lessee. The Lessee will keep the grounds of the demised premises in a neat and presentable condition.

          8.1 The Lessee further agrees that, upon termination of the LEASE, it will surrender the said premises in as good order and condition as they were at the beginning of the LEASE, ordinary wear and tear excepted; and the Lessee further covenants and agrees that it will make no unlawful or offensive use of the premises.

     9. Liability Insurance. The Lessee further agrees to hold the Lessor harmless from any loss, cost, damage or expense arising out of any accident or other occurrence causing injury to any person or property and due directly or indirectly to the use or occupancy of said premises by the Lessee, and the Lessee shall, at its own expense, carry liability insurance in the minimum amount of ONE HUNDRED THOUSAND ($100,000.00) DOLLARS for injury to one person, THREE HUNDRED THOUSAND ($300,000.00) DOLLARS for injury to more than one person arising out of one accident or occurrence, and FIFTY THOUSAND ($50,000.00) DOLLARS for property damage, with a good and responsible insurance company authorized to do business in the State of North Carolina, which will insure and indemnify the Lessor and Lessee against such loss or liability for loss, damage, or expense, and shall deliver such policy(ies) of insurance, or certificates therefor, to Lessor. Said policy(ies) shall name the Lessor as an insured, as his interest may appear.

     10. Liens. The Lessee agrees to pay and save harmless the Lessor from any and all liens which might be placed against the premises by persons making repairs or improvements not expressly contracted for by Lessor.

     11. Lessee's Default. It is expressly agreed that if any monthly installment of rent is not paid on the due date as herein called for, then the Lessor may, after giving the Lessee ten (10) days' written notice of such default, declare this LEASE terminated and cancelled and may take possession of said premises without prejudice to any other remedies he may have.

          11.1 If there be any other default by the Lessee in the stipulations, agreements and covenants herein con-tained, and if the Lessee fails to comply with any of the provisions of this LEASE AGREEMENT, the Lessor shall give the Lessee notice of such default, and if the Lessee shall fail to comply with such stipulations, agreements and covenants within twenty (20) days after such notice, then it shall be lawful for the Lessor to re-enter the premises hereby leased, and all requirements of notice are waived by Lessee, and Lessor reserves all other legal remedies.

          11.2 It is expressly agreed that if, at any time during the term of this LEASE, the Lessee shall be adjudged bankrupt or insolvent by any federal or state court of competent jurisdiction, the Lessor may, at his option, declare this LEASE terminated and cancelled and take possession of said premises.

     12. Inspections. The Lessee agrees that the Lessor, his agents or other representatives, shall have the right, without abatement of rent, to enter into and upon such premises, or any part thereof, at all reasonable times for the purpose of examining the same.

     13. Personal Property and Fixtures. All personal property placed on the demised premises, or any part thereof, shall be at the risk of the Lessee or owners of such personal property, and Lessor shall not be liable for any loss or damage to said personal property or to the Lessee for any cause whatsoever not attributable to or caused by defects in the original construction of the build-ing.

          13.1 The Lessee shall have the right and privilege upon the termination of this LEASE to remove from the demised premises all trade fixtures installed by it, provided it be not in default hereunder; and in so doing, the Lessee shall repair all damage to said building that may have been caused by the installation or removal thereof; and it will surrender the demised premises in as good order and condition as they were at the beginning of the term hereof, ordinary wear and tear, and damage by fire or other casualty beyond the control of the Lessee, excepted. Provided, that any partitions or other additions or improvements in said building, at Lessor's option, shall be and remain the property of Lessor.

     14. Destruction. It is agreed between the parties hereto that if the premises hereby let shall be destroyed or damaged by fire or other casualty so as to become substantially untenantable, and if the Lessor shall, by writing to be delivered to the Lessee within ten (10) days after such damage or destruction, elect to rebuild or repair said premises, commencing within fifteen (15) days after such election to put the premises in as good condition as they were at the time of destruction or damage, Lessor, for that purpose, may enter said premises, and the rent shall abate during the time said premises are untenantable; but if the Lessor does not elect, as aforesaid, to rebuild or repair and, in any event, such rebuilding or repairs are not completed within 120 days after the date of such fire or casualty, then the Lessor shall have possession of said premises hereby let, and Lessee shall surrender and deliver to the Lessor such possession, and this LEASE shall become void, and the term hereby ended, and upon delivery and surrender being made or upon recovery of said premises by the Lessor, the obligation to pay rental shall cease.

            14.1 It is agreed between the parties hereto that if the premises hereby let shall be damaged by fire, but not to the extent of becoming untenantable then, in that case, the Lessor shall rebuild or repair the premises within ninety days' time, and the rental during such time shall be proportionately abated; provided, however, that the Lessor is able at that time to obtain the necessary materials, and in the event such materials are not available within a reasonable time, the Lessee may terminate this LEASE.

     15. Condemnation. If the whole or a substantial portion of the demised premises is taken by any governmental agency or cor-poration vested with the right of exercise of eminent domain, whether such taking be effected by Court action or by settlement with the agency exercising or threatening to exercise such power, and if the property so taken renders the remainder of said property unfit for the use thereof by Lessee, then the Lessee shall have the option to terminate this LEASE, which option must be exercised within sixty (60) days of such taking. If the Lessee shall not so elect to terminate, or if the taking does not interfere with Lessee's use of the premises to the extent that Lessee does not have an option to terminate, there shall be a permanent reduction of the annual rental based upon the nature and extent of the taking.

     16. Signs. The Lessee shall have the right to erect reason-able and normal signs relating to its business activities. The care and maintenance of such signs shall be the responsibility of the Lessee and shall remain the property of the Lessee.

          16.1 It is further agreed that the Lessee shall not paint on the outside walls of the building any signs and that if the Lessee erects any sign or signs on the building, that it will repair any damage to the building occasioned by the removal of such signs.

          16.2 The Lessor or its designated agent shall have the privilege of installing a "for lease" and/or "for sale" sign on the leased premises during the last 90 days of the LEASE term or any extension thereof and shall have the privilege of showing the leased premises to prospective lessees or purchasers during such 90-day period.

     17. Assignment and Subletting. The Lessee shall not assign this LEASE, or sublet any portion of the demised premises without the written consent of Lessor, which consent shall not be unreasonably withheld; and in the event of such subletting or assignment, the Lessee shall remain bound under all obligations hereunder.

          17.1 In the event the Lessor at any time in writing consents to the assignment of this LEASE or to the subletting of the whole or any part of the demised premises, such assignment or sublease shall be in writing and shall be subject to the following conditions:

               17.1(a) That the said assignee or sub-lessee by an instrument in writing in recordable form shall assume and agree to keep, observe, and perform all of the agreements, conditions, covenants, and term of this LEASE on the part of the Lessee to be kept, observed, and performed, and shall be and become jointly and severally liable with the Lessee for non-performance thereof;

               17.1(b) That a duplicate-original of such instru-ment of assignment or sublease and assumption shall be delivered to the Lessor as; soon as such assignment or subleases and assumption shall have been executed and delivered; and

               17.1(c) That no further or additional assignment of this Lease or sub-lease shall be made except upon compliance with the provisions of this Section 17.

     18. Changes by Lessee. It is agreed that the Lessee shall make no changes in the building without the written permission of the Lessor, except as herein specified.

     19. Subordination of LEASE. This LEASE, its terms and conditions, and all leasehold interests and rights hereunder, are expressly made, given and granted subject and subordinate to the lien of any lending institution mortgage or deed of trust now or hereafter imposed upon all or any part of the demised premises, and Lessee agrees to execute and deliver to the Lessor, his successors, or assigns or to any other person or corporation designated by the Lessor, any instrument or instruments requested by the Lessor con-senting to any such mortgage or trust deed placed upon the premises and subordinating this LEASE thereto.

          19.1 In the event of subordination, all rights of Lessee under this LEASE shall be fully preserved and protected as long as Lessee complies with all the covenants or conditions herein assumed by it.

     20. Late Charges. Any rental due Lessor under this LEASE shall be considered past due for purposes hereof on the tenth
(1Oth) day of any month, and shall incur a penalty of four percent (4%) of the monthly rental per month for that and each subsequent month past due. Any other amounts payable to Lessor under this LEASE, with the exception of rent, shall be considered past due thirty (30) days from Lessor's billing date and shall incur a monthly late charge of one and one-half percent (1.5%) for that and each subsequent month past due.

     21. Notices. All notices required to be given under this LEASE shall be forwarded by registered or certified mail as follows:

TO THE LESSOR:                      TO THE LESSEE:
UNION WAREHOUSE & REALTY CO.        MOORE ELECTRIC SUPPLY, INC.
115 Henderson Street                118 Winona Street
Monroe, NC 28110                    Charlotte, NC 28203

     21.1 Such address may be changed from time to time by either party by serving notice as above provided.

     22. Waiver of Subrogation of Insurance. To the extent of the Lessee's insurance coverage, Lessee hereby releases Lessor, and all agents, servants, employees, and licensees of Lessor from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties, even if such fire or other casualty shall be brought about by the fault or negligence of Lessor or other person or persons claiming the benefit of such release; provided, however, this release shall be in force and effect only with respect to loss or damage occurring during such time as Lessee's policies of fire and extended coverage insurance shall contain a clause to the effect that this release shall not invalidate said policies or the right of Lessor to recover there-under. Lessee agrees that its fire and extended coverage insurance policies will include such a clause so long as the same is obtainable. If extra cost is chargeable therefor, Lessee shall pay the same. Lessee shall give Lessor prompt written notice of the unobtainability of such clause.

          22.1 To the extent of Lessee's insurance coverage on Lessee's tangible personal property on the demised premises, Lessee hereby releases Lessor and all his agents, servants, and employees, from any and all liability for any loss or damage caused to said tangible personal property by fire, or any of the extended coverage casualties, even if such fire or other casualty shall be brought about by the fault or negligence of Lessor or his agents, servants and employees; provided, however, this release shall be in force and effect only with respect to loss or damage occurring during such times as Lessee's policies of fire and extended coverage insurance shall contain a clause to the effect that this release shall not invalidate said policies or the right of Lessee to recover thereunder. Lessee agrees that its fire and extended coverage insurance policies will include such a clause so long as the same is obtainable. If extra cost is chargeable therefor, Lessee shall pay the same. Lessee shall give Lessor prompt written notice of the unobtainability of such clause.

     23. Rights of Payment Upon Default. The Lessee agrees that if it shall, at any time, fail to pay any taxes and to provide and pay for any insurance required of it under the terms of this LEASE, then Lessor may, at his option, without liability, pay such taxes or provide and pay for such insurance and charge the actual cost thereof to Lessee as additional rental to be due on the next rental due date.

          23.1 Lessor further agrees that Lessee shall also have the right, at its option, without liability of forfeiture, to pay, when due or within the grace period permitted, any installment of mortgage indebtedness upon the demised premises when the payment thereof shall be necessary to preserve Lessee's leasehold interest hereunder, and to deduct the payment thereof from the rent thereafter falling due hereunder.

          23.2 Lessee agrees to pay as rent, in addition to the rental herein provided, any and all sums which may become due by reason of the failure of Lessee to comply with all the covenants of this LEASE and any and all damages, costs and expenses which the Lessor may suffer or incur by reason of any default of the Lessee, or failure on its part to comply with the covenants of this LEASE, and any and all damages, costs, and expenses which the Lessor may suffer or incur by reason of any default of the Lessee, or failure on its part to comply with the covenants of this LEASE and each of them, and also any and all damages to the demised premises caused by any act or neglect of the Lessee. Upon notification from any first Mortgagee on the aforementioned demised property, the Lessee hereby agrees to give said Mortgagee thirty (30) days' notice in writing of any defaults under this LEASE in order that said Mortgagee may have the right to cure said defaults at its sole option.

     24. Complete Agreement. This written LEASE contains the entire agreement between the parties, and it shall not be altered or modified except in writing signed by the parties hereto.

                                        LESSOR:

                                        UNION WAREHOUSE & REALTY CO.

Attest                                  By:
                                        President
         Secretary

     (Corporate Seal)                   LESSEE:


                                        JOHN V. MOORE

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

     I, the undersigned Notary Public in and for the County and State aforesaid, certify that __________________________ personally came before me this day and acknowledged that he is Secretary of UNION WAREHOUSE & REALTY CO., a Corporation, and that, by authority of its Board of Directors duly given and as the act of the corporation, the foregoing LEASE was signed in its name by its President and sealed with its corporate seal and attested by him as its Secretary.

     Witness my hand and notarial seal, this ___ day of _____________, 1994.



                                   Notary Public

My Commission Expires:


STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

     I, the undersigned, a Notary Public in and for said County and State, do hereby certify that JOHN V. MOORE personally appeared before me this day and acknowledged the due execution of the foregoing instrument for the purposes therein expressed.

     WITNESS, my hand and notarial seal, this ___ day of _________________, 1994.



                                   Notary Public

My Commission Expires:



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